Exhibit 99.1

FOR IMMEDIATE RELEASE

January 27, 2015

Huron Consulting Group to Acquire Studer Group

CHICAGO – January 27, 2015 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced that it has entered into an agreement to acquire Studer Group®, a premier professional services firm that assists healthcare providers achieve cultural transformation to deliver and sustain exceptional improvement in clinical outcomes and financial results.

The acquisition will combine Huron Healthcare’s performance improvement and clinical transformation capabilities with Studer Group’s Evidence-Based LeadershipSM framework to provide unparalleled leadership and cultural transformation expertise for healthcare provider clients.

“The healthcare industry is facing immense pressure to enhance the quality of clinical outcomes and reduce the cost of providing patient care,” said James H. Roth, chief executive officer and president, Huron Consulting Group. “Studer Group is the market leader in driving cultural transformation to help hospitals improve performance. The combination of Huron and Studer Group will create the premier professional services firm focused on improving healthcare providers’ clinical, operational, and financial outcomes.”

“Our experience working with hospitals and health systems indicates that the key to success is combining a deep focus on operational excellence while optimizing human potential to provide the leadership needed for transformation,” said Gordon Mountford, executive vice president, Huron Healthcare. “Healthcare providers have invested deeply in technology and analytics, and their leadership teams are now focused on implementing the human side of change. The combination of Huron Healthcare and Studer Group will help our clients navigate all aspects of the transformation process, resulting in improved clinical outcomes and enhanced efficiency.”

Quint Studer, founder, Studer Group, said, “Since beginning as individuals in healthcare, then as the Studer Group, our focus has always been to make healthcare a better place for employees to work, physicians to practice medicine, and patients to receive care. We create methods, tools and processes to improve outcomes and build cultures of sustainable high performance. Becoming part of Huron, we will strengthen our foundation and together, Huron and Studer Group will have an even greater impact to improve quality and access while reducing cost.”

“Huron and Studer Group share a passion to make a difference. Our offerings are complementary in all areas of client service to meet the needs of leadership in the emerging healthcare environment. In combination, Huron and Studer Group will bring to hospital and healthcare organizations the ‘best of the best’ in performance improvement and cultural transformation to truly hardwire excellence,” said Barry Graham (B.G.) Porter, chief executive officer and president, Studer Group.

Studer Group works with hospital executives to achieve, sustain, and accelerate exceptional clinical, operational, and financial results. Based in Pensacola, Florida, Studer Group was founded in 2000 and is the recognized market leader in healthcare cultural transformation. The firm has approximately 235 full-time employees, including more than 70 coaches, with substantial industry experience serving more than 750 partner hospitals. Studer Group partners with clients to establish specific clinical, operational, and financial targets and implements its cultural transformation methodology to help clients meet and exceed those stated targets. To support Studer Group’s methodology and sustain results, it packages proprietary, data-driven technology and leadership development resources, including conferences and publications, to deliver lasting, positive change to its partner organizations.

Together, the combined organization will have more than 1,500 dedicated healthcare professionals working to empower transformation for healthcare providers. The acquisition will also add proprietary, market-leading technology tools that uniquely bolster Huron Healthcare’s core solutions.

Roth said, “Huron and Studer Group together are a great strategic fit, and the combination will enhance Huron’s strong reputation in the healthcare market. We expect the acquisition to be accretive to our 2015 financial results, enhance our growth, margins, cash flow, and non-GAAP earnings per share. The strength of our balance sheet provides us with the flexibility to finance the transaction, and the strength of our cash flow will enable us to continue investing in growth opportunities across our businesses. We are excited for the Huron Healthcare and Studer Group teams to join forces, and we feel that we have found a business partner that shares our commitment to improving healthcare.”

Transaction Overview

Under the terms of the acquisition agreement, Huron will purchase Studer Group for $325 million, paid via $323 million in cash and $2 million in Huron common stock. The cash component of the transaction will be financed with cash on hand and borrowings under the Company’s senior secured credit facility. For the twelve months ended September 30, 2014, the combined companies will have pro forma revenues of approximately $904 million and non-GAAP adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”)(1) of approximately $190 million. As of September 30, 2014, the Company’s pro forma leverage, as defined in the Company’s senior secured credit facility, would have been 2.4x net debt to last twelve months adjusted EBITDA. The Company expects the transaction to be accretive to 2015 non-GAAP adjusted diluted earnings per share in a range of $0.47 to $0.52. This non-GAAP adjusted diluted earnings per share estimate cannot be reconciled to GAAP diluted earnings per share because the impact of acquisition related adjustments on earnings, as required by GAAP, cannot be reasonably estimated as the information needed is not currently available.

For reporting purposes, Studer Group will be included in the Huron Healthcare segment, which currently accounts for more than 50% of Huron’s overall revenue. The transaction is expected to close in February 2015, and is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions.

Further information regarding all terms and conditions contained in the definitive acquisition agreement will be included in Huron’s forthcoming Report on Form 8-K in connection with the transaction.

Financial Highlights and Non-GAAP Financial Measures

A reconciliation of non-GAAP adjusted EBITDA(1) for the twelve months ended September 30, 2014 to the most directly comparable GAAP measure is provided below:

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (1)

(in thousands)

(Unaudited)

	Twelve Months Ended September 30, 2014
	Huron Consulting Group Inc.	Studer Group	Pro Forma Combined (2)
Revenues	$829,529	$74,231	$903,760

Net income from continuing operations	88,377	1,629	90,006
Add back:
Income tax expense	39,953	575	40,528
Interest and other expenses	5,683	12,800	18,483
Depreciation and amortization	29,226	10,648	39,874

Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	163,239	25,652	188,891
Add back:
Restructuring charges	1,561	—	1,561
Litigation and other gains	(15)	—	(15)

Adjusted EBITDA (1)	$164,785	$25,652	$190,437

Adjusted EBITDA as a percentage of revenues (1)	19.9%	34.6%	21.1%

(1)	In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA and Adjusted EBITDA as a percentage of revenues, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
(2)	The pro forma combined amounts represent the sum of Huron Consulting Group Inc. and Studer Group results in the two preceding columns. These amounts are presented for illustrative purposes and are not necessarily indicative of the financial performance of the combined company had Huron Consulting Group Inc. and Studer Group been combined during the period presented. Additionally, the pro forma combined amounts do not reflect the impact of purchase accounting adjustments, such as intangible assets amortization, required to present the acquisition as of the beginning of the period presented.

Conference Call and Webcast

The Company will host a conference call and webcast today, January 27, 2015, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). The conference call is being webcast by NASDAQ OMX and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com/. To participate by telephone, the dial-in number is (877) 546-5021 with passcode 87592594. A replay of the webcast will be available approximately two hours after the conclusion of the call and for 90 days thereafter.

A supplemental presentation that will be discussed on the conference call and webcast will be made available in the Investor Relations section of the Company’s website at http://ir.huronconsultinggroup.com prior to the conference call, and will be available for 90 days thereafter.

About Huron Healthcare

Huron Healthcare is the premier provider of performance improvement and clinical transformation solutions for hospitals and health systems. By partnering with clients, Huron delivers solutions that improve quality, increase revenue, reduce expenses, and enhance physician, patient, and employee satisfaction across the healthcare enterprise. Clients include leading national and regional integrated healthcare systems, academic medical centers, community hospitals, and physician practices. Modern Healthcare ranked Huron Healthcare third on its 2014 list of the largest healthcare management consulting firms. Learn more at http://www.huronconsultinggroup.com/healthcare or follow us on Twitter: @Huron.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, transform the enterprise, reduce costs, leverage technology, process and review large amounts of complex data, address regulatory changes, recover from distress and stimulate growth. Our professionals employ their expertise in finance, operations, strategy and technology to provide our clients with specialized analyses and customized advice and solutions that are tailored to address each client’s particular challenges and opportunities to deliver sustainable and measurable results. The Company provides consulting services to a wide variety of both financially sound and distressed organizations, including healthcare organizations, leading academic institutions, Fortune 500 companies, governmental entities and law firms. Huron has worked with more than 425 health systems, hospitals, and academic medical centers; more than 400 corporate general counsel; and more than 350 universities and research institutions. Learn more at http://www.huronconsultinggroup.com/.

About Studer Group

A recipient of the 2010 Malcolm Baldrige National Quality Award, Studer Group is an outcomes-based healthcare performance improvement firm that works with healthcare organizations in the United States, Canada, Australia and beyond, teaching them how to achieve, sustain, and accelerate exceptional clinical, operational, and financial results. Working together, they help to get the foundation right so organizations can build a sustainable culture that promotes accountability, fosters innovation, and consistently delivers a great patient experience and the best quality outcomes over time. To learn more about Studer Group, visit studergroup.com.

Statements in this presentation, including the information incorporated by reference herein, that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans” or “continues.”

These forward-looking statements reflect our current expectations about our future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire; and a general downturn in market conditions. With respect to our proposed acquisition of Studer Group, additional factors that could cause actual results to differ materially from those indicated or implied by the forward-looking statements include, among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement and plan of merger entered into with Studer Group; the ability to satisfy all conditions to completion of the acquisition of Studer Group, including obtaining clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and complete the proposed acquisition; the disruption of management’s attention from our ongoing business operations due to the proposed acquisition of Studer Group; changes in the financial condition of the healthcare industry or higher education industry that Studer Group serves; risks associated with Studer Group’s software offerings, tools and consulting services; and risks relating to privacy, information security, and other healthcare-related laws and standards.

These forward-looking statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, and under “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

C. Mark Hussey

or

Ellen Wong

312-583-8722

investor@huronconsultinggroup.com

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